Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Bullion River Gold Corporation
Reno, Nevada

We hereby consent to the incorporation in this Registration Statement No. 333-136129 of Bullion River Gold Corporation on Form SB-2/A Amendment No. 3, of our report dated March 18, 2006, included in and incorporated by reference in the Annual Report on Form 10-KSB of Bullion River Gold Corporation for the year ended December 31, 2005, and to all references to our firm included in this Registration Statement.

HJ & Associates, LLC
Salt Lake City, Utah
November 27, 2006